Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 21, 2021, EQT Corporation and its subsidiaries (“EQT” or the “Company”) acquired all of the issued and outstanding equity interests of Alta Marcellus Development, LLC (“Alta Marcellus”) and ARD Operating, LLC (“ARD”) (the “Acquisition”), which collectively hold all of the upstream and midstream assets of Alta Resources Development, LLC (“Alta”), pursuant to the terms of that certain Membership Interest Purchase Agreement, dated May 5, 2021 (the “Purchase Agreement”), by and among the EQT, EQT Acquisition HoldCo LLC (a wholly-owned indirect subsidiary of EQT), Alta, Alta Marcellus and ARD.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are derived from the historical audited and unaudited financial statements of EQT and the historical combined financial statements of the Alta Entities, which includes the accounts of ARD and Alta Marcellus and its wholly-owned subsidiaries, Alta Marcellus Midstream, LLC (“AMM”) and Alta Energy Marketing, LLC (AEM) (collectively, the “Alta Entities”).

The pro forma financial statements have been prepared to reflect the effects of the Acquisition.

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the audited consolidated financial statements and accompanying notes of EQT contained in EQT’s Annual Report on Form 10-K for the year ended December 31, 2020;

•	the audited consolidated financial statements and accompanying notes of the Alta Entities for the year ended June 30, 2021 filed as an exhibit to the Current Report on Form 8-K to which this exhibit also forms a part (the Form 8-K); and

•	the unaudited condensed consolidated financial statements and accompanying notes of EQT contained in EQT’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2021

	EQT Historical	Alta Entities Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$330,770	$14,501	$(856,305)	(a)	$342,716
			853,750	(m)
Accounts receivable, net	651,568	101,514	(2,962)	(c)	750,120
Derivative instruments, at fair value	648,855	26,031	(9,895)	(c)	672,952
			7,961	(d)
Prepaid expenses and other	537,462	2,029	(239)	(a)	539,252
Total current assets	2,168,655	144,075	(7,690)		2,305,040

Property, plant and equipment	22,497,579	2,352,170	811,832	(a)	25,661,581
Less: Accumulated depreciation and depletion	6,678,508	1,473,328	(1,473,328)	(a)	6,678,508
Net property, plant and equipment	15,819,071	878,842	2,285,160	(a)	18,983,073

Contract asset	410,000	—	—		410,000
Other assets	587,531	10,509	(153,858)	(a)	443,269
			(7,961)	(d)
			7,048	(e)
Total assets	$18,985,257	$1,033,426	$2,122,699		$22,141,382

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$399,699	$—	$—		$399,699
Accounts payable	820,134	114,084	(4,186)	(a)	927,070
			(2,962)	(c)
Derivative instruments, at fair value	2,160,253	128,149	(11,028)	(c)	2,307,445
			30,071	(d)
Other current liabilities	299,115	979	(979)	(b)	331,115
			32,000	(f)
Total current liabilities	3,679,201	243,212	42,916		3,965,329

Credit facility borrowings	—	384,731	(384,731)	(b)	853,750
			853,750	(m)
Senior notes	4,999,502	86,643	(86,643)	(b)	4,999,502
Note payable to EQM Midstream Partners, LP	97,117	—	—		97,117
Deferred income taxes	1,009,721	—	(18,452)	(k)	991,269
Other liabilities and credits	897,294	56,331	88,401	(a)	1,019,003
			(30,071)	(d)
			7,048	(e)
Total liabilities	10,682,835	770,917	472,218		11,925,970

Equity:
Total common shareholders’ equity	8,291,758	262,509	1,925,405	(a)	10,204,748
			(274,924)	(i)
Noncontrolling interests in consolidated subsidiaries	10,664	—	—		10,664
Total equity	8,302,422	262,509	1,650,481		10,215,412
Total liabilities and equity	$18,985,257	$1,033,426	$2,122,699		$22,141,382

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2021

	EQT Historical	Alta Entities Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$2,208,855	$389,898	$—		$2,598,753
Loss on derivatives not designated as hedges	(1,534,345)	(116,236)	—		(1,650,581)
Net marketing services and other	15,297	12,101	(6,744)	(d)	20,654
Total operating revenues	689,807	285,763	(6,744)		968,826
Operating expenses:
Transportation and processing	909,800	71,238	—		981,038
Production	94,776	34,108	(6,744)	(d)	122,140
Exploration	2,728	—	319	(g)	3,047
Selling, general and administrative	94,859	2,372	—		97,231
Depreciation and depletion	757,404	81,210	89,853	(j)	928,467
Gain on sale/exchange of long-lived assets	(18,023)	—	—		(18,023)
Impairment and expiration of leases	42,391	—	—		42,391
Other operating expenses	14,668	—	—		14,668
Total operating expenses	1,898,603	188,928	83,428		2,170,959
Operating (loss) income	(1,208,796)	96,835	(90,172)		(1,202,133)
Income from investments	(23,677)	—	—		(23,677)
Dividend and other income	(7,069)	(976)	1,412	(b)	(6,633)
Loss on debt extinguishment	9,756	—	—		9,756
Interest expense	152,085	13,290	(13,241)	(b)	165,670
			13,536	(l)
(Loss) income before income taxes	(1,339,891)	84,521	(91,879)		(1,347,249)
Income tax (benefit) expense	(362,340)	—	(8,541)	(k)	(370,881)
Net (loss) income	(977,551)	84,521	(83,338)		(976,368)
Less: Net loss attributable to noncontrolling interest	(576)	—	—		(576)
Net (loss) income attributable to EQT Corporation	$(976,975)	$84,521	$(83,338)		$(975,792)

Loss per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	278,996				278,996
Net loss	$(3.50)				$(3.50)
Diluted:
Weighted average common stock outstanding	278,996				278,996
Net loss	$(3.50)				$(3.50)

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2020

	EQT Historical	Alta Entities Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$2,650,299	$442,463	$—		$3,092,762
Gain on derivatives not designated as hedges	400,214	101,696	—		501,910
Net marketing services and other	8,330	18,932	(9,525)	(d)	17,737
Total operating revenues	3,058,843	563,091	(9,525)		3,612,409
Operating expenses:
Transportation and processing	1,710,734	127,391	—		1,838,125
Production	155,403	57,226	(9,525)	(d)	203,104
Exploration	5,484	—	1,734	(g)	7,218
Selling, general and administrative	174,769	7,333	—		182,102
Depreciation and depletion	1,393,465	189,960	76,162	(j)	1,659,587
Amortization of intangible assets	26,006	—	—		26,006
Loss on sale/exchange of long-lived assets	100,729	—	—		100,729
Impairment of other assets	34,694	—	—		34,694
Impairment and expiration of leases	306,688	770,704	(770,704)	(h)	306,688
Other operating expenses	28,537	—	32,000	(f)	60,537
Total operating expenses	3,936,509	1,152,614	(670,333)		4,418,790
Operating loss	(877,666)	(589,523)	660,808		(806,381)
Gain on Equitrans Share Exchange	(187,223)	—	—		(187,223)
Loss from investments	314,468	—	—		314,468
Dividend and other (income) expense	(35,512)	12,759	(11,876)	(b)	(34,629)
Loss on debt extinguishment	25,435	—	—		25,435
Interest expense	271,200	30,722	(30,442)	(b)	307,576
			36,096	(l)
Loss before income taxes	(1,266,034)	(633,004)	667,030		(1,232,008)
Income tax (benefit) expense	(298,858)	—	6,412	(k)	(292,446)
Net loss	(967,176)	(633,004)	660,618		(939,562)
Less: Net loss attributable to noncontrolling interest	(10)	—	—		(10)
Net loss attributable to EQT Corporation	$(967,166)	$(633,004)	$660,618		$(939,552)

Loss per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	260,613				260,613
Net loss	$(3.71)				$(3.61)
Diluted:
Weighted average common stock outstanding	260,613				260,613
Net loss	$(3.71)				$(3.61)

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The pro forma financial statements have been prepared to reflect the effects of the Acquisition on the consolidated financial statements of EQT. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the Acquisition had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the six months ended June 30, 2021 and for the year ended December 31, 2020, are presented as if the Acquisition, the offering and sale in May 2021 of $500 million aggregate principal amount of EQT’s 3.125% senior notes due May 2026 and $500 million aggregate principal amount of EQT’s 3.625% senior notes due May 2013 (collectively, the “Notes Offering”) and the application of the proceeds from the Notes Offering had occurred on January 1, 2020. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition.

The pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification (“ASC”) 805, with EQT treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that are preliminary. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information, and are subject to revision based on a final determination of fair value. Differences between these preliminary estimates and the final purchase price allocation may have a material impact on the accompanying pro forma financial statements.

The Alta Entities’ historical amounts have been derived from the Alta Entities’ audited financial statements filed as an exhibit to the Form 8-K and unaudited financial statements filed as an exhibit to the Current Report on Form 8-K filed by EQT on July 22, 2021. As the Alta Entities prepares its annual financial statements on a fiscal year basis, the amounts reflected in the pro forma statement of operations for the year ended December 31, 2020 for the Alta Entities have been adjusted to a calendar year end to conform with EQT’s financial presentation. Certain of the Alta Entities’ historical amounts have been reclassified to conform to the financial presentation of EQT. The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of EQT would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

2.	Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain estimates and assumptions that EQT believes are reasonable. The actual effects of the Acquisition will differ from the pro forma adjustments. A general description of the pro forma adjustments are provided below.

(a)	These adjustments reflect the estimated value of net consideration to be paid by EQT in the Acquisition and the adjustment of the historical book values of the Alta Entities’ assets and liabilities as of June 30, 2021 to their estimated fair values. The following table represents the preliminary purchase price allocation to the assets acquired and liabilities assumed from the Alta Entities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and the pro forma statements of operations. The final purchase price allocation will be determined when EQT has completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used in the pro forma adjustments.

Pursuant to the Purchase Agreement, consideration for the Acquisition consisted of (i) $1.0 billion in cash, part of which was utilized to extinguish Alta Marcellus’ indebtedness (as further described in (b) below) and (ii) 98,789,388 shares of EQT’s common stock, as adjusted pursuant to customer closing purchase price adjustments set forth in the Purchase Agreement.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to changes in the estimated fair value of the Alta Entities’ assets acquired and liabilities assumed, which could result from changes in future commodity prices, reserve estimates, cost assumptions, interest rates, discount rate and other facts and circumstances.

Preliminary Purchase Price Allocation
(Thousands)
Consideration:
Equity	$1,925,405
Cash	1,002,555
Total consideration	$2,927,960

Fair value of assets acquired:
Cash and cash equivalents	$14,501
Accounts receivable, net	101,514
Derivative instruments, at fair value	33,992
Prepaid expenses and other	1,790
Property, plant and equipment	3,164,002
Other assets	1,988
Amount attributable to assets acquired	$3,317,787

Fair value of liabilities assumed:
Accounts payable	$109,898
Derivative instruments, at fair value	158,220
Other liabilities and credits	121,709
Amount attributable to liabilities assumed	$389,827

The estimated fair value of property, plant and equipment to be acquired based on information available as of the preparation of the pro forma financial statements included the following:

Preliminary Purchase Price Allocation
(Thousands)
Natural gas and oil proved properties	$1,724,167
Natural gas and oil unproved properties	1,184,809
Other property, plant and equipment	255,026
Pro forma fair value of property, plant & equipment	$3,164,002

The pro forma fair value of natural gas properties was measured using valuation techniques that convert future cash flows into a single discounted amount. Significant inputs to the valuation of natural gas and oil properties include estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average cost of capital. NYMEX strip pricing as of July 20, 2021 was utilized in determining the pro forma fair value of reserves at a discount rate of 9.5%, after adjustment for expenses and basis differential.

(b)	Pro forma adjustments related to the extinguishment of the Alta Marcellus’ senior notes and credit facility (the “Alta Entities Debt”), and the elimination of the associated interest rate swaps including:

i.	A decrease in credit facility borrowings of $384.7 million and senior notes of $86.6 million reflecting the carrying value of the Alta Entities Debt.

ii.	A decrease in other current liabilities of $1.0 million for the settlement of accrued interest.

iii.	A decrease in dividend and other income of $1.4 million for the six months ended June 30, 2021 due to the elimination of the gain on the interest rate hedges.

iv.	A decrease in interest expense of $13.2 million for the six months ended June 30, 2021 reflecting the elimination of the Alta Entities’ historical interest expense and amortization of deferred financing fees.

v.	An increase in dividend and other income of $11.9 million for the year ended December 31, 2020 due to the elimination of the loss on the interest rate hedges.

vi.	A decrease in interest expense of $30.4 million for the year ended December 31, 2020 consisting of the elimination of the Alta Entities’ historical interest expense and amortization of deferred financing fees.

(c)	The following pro forma adjustments eliminate historical transactions between the Alta Entities and the Company that would be treated as intercompany transactions on a consolidated basis.

i.	The elimination of $3.0 million of receivables and corresponding payables for gas sales and transmission transactions in the pro forma balance sheet as of June 30, 2021.

ii.	The elimination of $11.0 million in derivative liabilities and $9.9 million in derivative assets related to the elimination of open gas purchase and sale positions that are accounted for as derivative instruments by EQT.

iii.	These historical transactions did not have a material impact on the pro forma statements of operations and thus no pro forma adjustments were included on the pro forma statement of operations for the six months ended June 30, 2021 or the year ended December 31, 2020.

(d)	The following pro forma reclassifications were made to conform to EQT’s presentation.

i.	The reclassification of derivative assets and liabilities from long-term to current.

ii.	Removing certain net marketing services amounts from revenue and expense for net presentation.

(e)	Pro forma adjustments to capitalize the right of use assets and related non-current lease liabilities for assumed lease obligations pursuant to ASC 842, which had not yet been adopted by the Alta Entities as of June 30, 2021 in accordance with applicable private company accounting standards.

(f)	Pro forma adjustment for estimated transaction costs incurred related to the Acquisition, including underwriting, banking, legal and accounting fees that are not capitalized as part of the Acquisition.

(g)	Pro forma adjustments to reflect delay rental lease payments and other exploratory costs capitalized by the Alta Entities under the full cost method of accounting that would have been expensed to exploration expense under the successful efforts method of accounting for oil and gas properties.

(h)	Pro forma adjustments to eliminate the Alta Entities’ historical impairment charges recorded under the ceiling test of the full cost method of accounting to conform to EQT’s successful efforts method of accounting for oil and gas properties.

(i)	Pro forma adjustment to show the elimination of the Alta Entities’ equity on the pro forma balance sheet and other equity impacts from the estimated transaction costs, the adjustment of historical transactions between the Alta Entities and the Company and adjustments related to deferred income taxes.

(j)	The pro forma adjustments increase depreciation and depletion expense due to the following:

i.	The increase in the estimated fair value of property, plant and equipment.

ii.	The depreciation of gathering pipelines over a 50-year useful life and the depreciation of compression and measurement assets over a 25-year useful life separate from the upstream oil and gas assets.

iii.	The increase in accretion expense related to the higher asset retirement obligation liability which was adjusted to reflect EQT’s internal plugging cost estimates, discount rate, and useful life estimates.

(k)	The pro forma income tax adjustments included in the pro forma statements of operations and pro forma balance sheet reflect the income tax effects of the Alta Entities’ historical information as well as the income tax effects of the pro forma adjustments presented herein. The pro forma income tax adjustments related to the Alta Entities’ historical information is to conform the Alta Entities’ historical information, which is derived based on a non-taxable corporate structure, with EQT’s taxable corporate structure. The tax rate applied to the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income. The pro forma statements of operations also reflects the following nonrecurring adjustments to arrive at a net deferred tax liability balance of $991.3 million for the pro forma balance sheet:

i.	income tax expense of $18 million due to a remeasurement of deferred income taxes to reflect the combined state apportionment rates; and

ii.	income tax benefit of $29 million due to a reduction of the Company’s deferred tax valuation allowance. Since the Alta Entities will be included in the Company’s consolidated tax return following the Acquisition, it has determined that the resulting reversal of taxable temporary differences related to the Acquisition allows the Company to realize a portion of its state deferred tax assets that were previously valued.

(l)	The pro forma interest expense adjustments reflect the impact of the Notes Offering, the proceeds of which were used to fund a portion of the cash consideration of the Acquisition:

i.	An increase in interest expense of $13.5 million for the six months ended June 30, 2021 and $36.1 million for the year ended December 31, 2020 reflecting the additional interest that would have been incurred if the notes were issued on January 1, 2020.

(m)	The pro forma adjustment reflects borrowings on the Company’s credit facility to pay the remaining cash consideration of the Acquisition of $853.8 million. Since the Notes Offering was completed in May 2021, but the remaining cash consideration was not paid until closing on July 21, 2021, the Company used the proceeds for working capital needs that would have otherwise required the Company borrow on its credit facility.

3.	Supplemental Pro Forma Natural Gas, NGLs and Crude Oil Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped, natural gas, natural gas liquids (“NGLs”) and crude oil reserves as of December 31, 2020, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2020. The pro forma reserve information set forth below gives effect to the Acquisition as if it had occurred on January 1, 2020.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the Acquisition taken place on January 1, 2020 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

For all tables presented, NGLs and crude oil were converted at a rate of one million barrels (MMbbl) to approximately six billion cubic feet (Bcf).

	EQT Historical	Alta Entities Historical	Pro Forma Combined
Natural gas, NGLs and oil	(Bcfe)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	17,469.4	3,739.1	21,208.4
Revision of previous estimates	(739.2)	544.6	(194.6)
Purchase of hydrocarbons in place	1,380.6	—	1,380.6
Sale of hydrocarbons in place	(256.7)	(17.9)	(274.5)
Extensions, discoveries and other additions	3,445.8	165.8	3,611.6
Production	(1,497.8)	(300.2)	(1,798.0)
Balance at December 31, 2020	19,802.1	4,131.3	23,933.4
Proved developed reserves:
Balance at January 1, 2020	12,444.0	1,855.9	14,299.9
Balance at December 31, 2020	13,641.3	1,944.7	15,586.1
Proved undeveloped reserves:
Balance at January 1, 2020	5,025.4	1,883.2	6,908.6
Balance at December 31, 2020	6,160.7	2,186.6	8,347.3

	EQT Historical	Alta Entities Historical	Pro Forma Combined
Natural gas	(Bcf)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	16,677.2	3,739.1	20,416.3
Revision of previous estimates	(781.7)	544.6	(237.1)
Purchase of natural gas in place	1,209.3	—	1,209.3
Sale of natural gas in place	(254.9)	(17.9)	(272.8)
Extensions, discoveries and other additions	3,433.9	165.8	3,599.6
Production	(1,418.8)	(300.2)	(1,719.0)
Balance at December 31, 2020	18,865.0	4,131.3	22,996.3
Proved developed reserves:
Balance at January 1, 2020	11,811.5	1,855.9	13,667.4
Balance at December 31, 2020	12,750.3	1,944.7	14,695.0
Proved undeveloped reserves:
Balance at January 1, 2020	4,865.7	1,883.2	6,748.9
Balance at December 31, 2020	6,114.7	2,186.6	8,301.3

	EQT Historical	Alta Entities Historical	Pro Forma Combined
NGLs	(MMbbl)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	127.0	—	127.0
Revision of previous estimates	6.8	—	6.8
Purchase of NGLs in place	25.9	—	25.9
Sale of NGLs in place	(0.3)	—	(0.3)
Extensions, discoveries and other additions	1.8	—	1.8
Production	(12.4)	—	(12.4)
Balance at December 31, 2020	148.8	—	148.8
Proved developed reserves:
Balance at January 1, 2020	100.9	—	100.9
Balance at December 31, 2020	141.5	—	141.5
Proved undeveloped reserves:
Balance at January 1, 2020	26.0	—	26.0
Balance at December 31, 2020	7.3	—	7.3

	EQT Historical	Alta Entities Historical	Pro Forma Combined
Oil	(MMbbl)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	5.1	—	5.1
Revision of previous estimates	0.3	—	0.3
Purchase of oil in place	2.7	—	2.7
Sale of oil in place	—	—	—
Extensions, discoveries and other additions	0.2	—	0.2
Production	(0.8)	—	(0.8)
Balance at December 31, 2020	7.4	—	7.4
Proved developed reserves:
Balance at January 1, 2020	4.5	—	4.5
Balance at December 31, 2020	7.0	—	7.0
Proved undeveloped reserves:
Balance at January 1, 2020	0.6	—	0.6
Balance at December 31, 2020	0.4	—	0.4

The following table summarizes the pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves as of December 31, 2020:

	EQT Historical	Alta Entities Historical	Pro Forma Adjustments	Pro Forma Combined
	(Thousands)
Future cash inflows	$27,976,557	$5,260,721	$—	$33,237,278
Future production costs	(16,344,965)	(2,315,747)	—	(18,660,712)
Future development costs	(2,268,109)	(1,152,729)	—	(3,420,838)
Future income tax expenses	(1,820,341)	—	(10,516)	(1,830,857)
Future net cash flow	7,543,142	1,792,245	(10,516)	9,324,871
10% annual discount for estimated timing of cash flows	(4,176,684)	(1,001,815)	5,260	(5,173,239)
Standardized measure of discounted future net cash flows	$3,366,458	$790,430	$(5,256)	$4,151,632

The following table summarizes the changes in the pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves for the year ended December 31, 2020:

	EQT Historical	Alta Entities Historical	Pro Forma Adjustments	Pro Forma Combined
	(Thousands)
Net sales and transfers of natural gas and oil produced	$(784,163)	$(223,637)	$—	$(1,007,800)
Net changes in prices, production and development costs	(6,761,447)	(1,336,656)	—	(8,098,103)
Extensions, discoveries and improved recovery, net of related costs	714,808	(9,491)	—	705,317
Development costs incurred	797,796	223,588	—	1,021,384
Net purchase of minerals in place	350,075	—	—	350,075
Net sale of minerals in place	(226,497)	(5,069)	—	(231,566)
Revisions of previous quantity estimates	(324,415)	(217,723)	—	(542,138)
Accretion of discount	849,267	185,907	—	1,035,174
Net change in income taxes	152,978	—	(5,256)	147,722
Timing and other	105,383	(44,680)	—	60,703
Net (decrease) increase	(5,126,215)	(1,427,761)	(5,256)	(6,559,232)
Balance at January 1, 2020	8,492,673	2,218,191	—	10,710,864
Balance at December 31, 2020	$3,366,458	$790,430	$(5,256)	$4,151,632